Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 4th quarter earnings

NEW ALBANY, Ind. (February 1, 2006) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the fourth quarter ended December 31, 2005 and an increase in its quarterly dividend. The following tables summarize the Company's fourth quarter results (in thousands, except per share data):

                                                     Quarter Ended,                    Quarter Ended
                                                      December 31,          Percent     September 30,      Percent
                                                   2005          2004       Change          2005           Change
                                                   ----          ----       ------          ----           ------
Net income..............................      $       842    $       719     17.1%      $     1,201        (29.9)%
Net income per share, basic.............      $      0.32    $      0.27     18.5       $      0.46        (30.4)
Net income per share, diluted...........      $      0.32    $      0.27     18.5       $      0.45        (28.9)

                                                 Twelve Months Ended,
                                                     December 31,          Percent
                                                  2005           2004       Change
                                                  ----           ----       ------
Net income..............................      $     3,749    $     2,588     44.9%
Net income per share, basic.............      $      1.43    $      0.98     45.9
Net income per share, diluted...........      $      1.41    $      0.97     45.4

                                                      December 31,         Percent
                                                  2005           2004       Change
                                                  ----           ----       ------
Total assets............................      $   665,008    $   590,066     12.7%
Loans, net..............................          512,448        450,676     13.7
Total deposits..........................          464,836        411,306     13.0
Non-interest bearing deposits...........           47,573         43,837      8.5

Net income for the three and twelve months ended December 31, 2005 improved 17.1% and 44.9%, respectively, from the same periods in 2004 primarily because of growth in earning assets. Net income for the twelve months ended December 31, 2005 was positively impacted by a $228,000 gain, net of related tax impacts, on the disposition of an equity stock position held in a company that provides data processing services to the banking industry, and a $656,000 non-taxable gain on life insurance benefit. The equity stock had been purchased as a condition of a contractual relationship in which the data processing company provided data processing services to a subsidiary of the Company. This disposition resulted from the acquisition of the data processing provider by a third party organization.

The Board of Directors has declared a first quarter 2006 dividend of $0.16 per share on its common stock. This is an increase of 1.5 cents per share over the dividend that was paid to shareholders during the first quarter of 2005. The dividend is payable February 23, 2006 to shareholders of record as of February 6, 2006.

Total assets grew 12.7% from December 31, 2004 to $665.0 million at December 31, 2005, primarily as a result of an increase in net loans of $61.8 million, or 13.7%. The increase in net loans was funded mostly by an increase in total deposits of $53.5 million, or 13.0%. The Company continues to concentrate on non-interest bearing deposits, which grew 8.5% over the past year to $47.5 million. Non-interest bearing deposits were $20.1 million at December 31, 2001. The Company attributes this growth to its focus on customer service and a broader product line.

"Our growth in Jefferson County, Kentucky over the last few years has exceeded our expectations and has helped us improve our market share in metro Louisville. We will soon have four branches in Jefferson County with the first quarter addition of a new branch in eastern Jefferson County, and we will keep looking for branch sites that will contribute to our growth in total deposits. We will have 17 branches in metro Louisville when our new branch opens for business. While we have an extensive branch network in southern Indiana, we will continue to look for opportunities to expand our Indiana market presence," stated James
D. Rickard, President and Chief Executive Officer.

"We are very proud of our growth in loans and deposits over the last few years," continued Mr. Rickard. "Total assets grew at an annual compound rate of 11.5% from December 31, 2001 to December 31, 2005, while total loans and total deposits grew by 14.9% and 16.1% a year, respectively, over the same period. We are most proud of our growth in non-interest deposits, which grew at a compound annual rate of 23.9%. Our non-interest deposits were $20.1 million at December 31, 2001 but grew to just under $47.5 million at December 31, 2005. We attribute this increase to our focus on customer service over the last five years."

Asset Quality

                                                                  December 31,     December 31,
                                                                      2005             2004
                                                                      ----             ----
Non-performing loans to total loans.........................            1.06%           0.35%
Non-performing assets to total loans........................            1.08            0.37
Net loan charge-offs to average loans.......................            0.07            0.15
Allowance for loan losses to total loans....................            1.14            0.99
Allowance for loan losses to non-performing loans...........             108             285
Classified loans............................................      $   12,863      $   12,480
Impaired loans..............................................      $    2,483      $      780

Provision for loan losses was $645,000 more than last year, primarily as a result of the increase in impaired loans from December 31, 2004.

Non-Interest Income

                                                                                                      Twelve
                                                                Quarter Ended                      Months Ended
                                                                 December 31,       Percent         December 31,      Percent
(Dollars in thousands)                                         2005       2004      Change        2005       2004      Change
                                                               ----       ----      ------        ----       ----      ------
Service charges on deposit accounts .....................     $  719     $  565       27.3%      $2,593     $2,021       28.3%
Commission income .......................................         17         15       13.3           74         64       15.6
Gain on sale of mortgage loans ..........................         56         68      (17.6)         426        322       32.3
Loan servicing income, net of amortization ..............          9         20      (55.0)          36         49      (26.5)
Increase in cash surrender value of life insurance ......        135        122       10.7          527        493        6.9
Other ...................................................         45         41        9.8          185        184        0.6
                                                              ------     ------                  ------     ------
   Subtotal .............................................        981        831       18.1        3,841      3,133       22.6
Gain on sales of available for sale securities ..........         --         --         --           23        138      (83.3)
Gain on life insurance benefit ..........................         --         --         --          656         --          *
Gain on disposition of equity stock .....................         --         --         --          345         --          *
                                                              ------     ------                  ------     ------
   Total ................................................     $  981     $  831       18.1%      $4,865     $3,271       48.7%
                                                              ======     ======                  ======     ======

* Not meaningful.

Deposit service charges increased 27.3% and 28.3%, respectively, for the three and twelve months ended December 31, 2005 primarily because of the growth in the number of non-interest checking accounts over the last year. Gain on sale of mortgage loans increased 32.3% over 2004 primarily because the Company has increased its focus on this area of its business, hiring an experienced mortgage executive with the stated objective of increasing the Company's market share in its market areas.

Non-Interest Expense

                                                                                                  Twelve
                                                         Quarter Ended                         Months Ended
                                                          December 31,         Percent         December 31,          Percent
(Dollars in thousands)                                  2005       2004        Change        2005        2004        Change
                                                        ----       ----        ------        ----        ----        ------
Salaries and employee benefits ...................     $2,241     $2,130         5.2%      $ 8,843     $ 7,679        15.2%
Occupancy ........................................        302        299         1.0         1,193       1,130         5.6
Equipment ........................................        260        310       (16.1)        1,142       1,231        (7.2)
Data Processing ..................................        527        397        32.7         1,883       1,333        41.3
Marketing and advertising ........................        126         87        44.8           503         387        30.0
Other ............................................        809        627        29.0         2,591       2,143        20.9
                                                       ------     ------                   -------     -------
    Total ........................................     $4,265     $3,850        10.8%      $16,155     $13,903        16.2%
                                                       ======     ======                   =======     =======

Salaries and employee benefits increased compared to the twelve months of 2004 because of the addition of commercial sales staff in Jefferson County, Kentucky, incremental loan operations personnel to support the Company's loan growth over the last year, and an increase in mortgage sales and operations personnel as the Company is currently re-engineering its mortgage loan operations to improve its competitive position within the metropolitan Louisville market. Data processing expense increased primarily because of costs associated with incremental core data processing services. Marketing and advertising costs increased to support the Company's greater presence in the metropolitan Louisville market.

Community Bank Shares of Indiana, Inc. is the parent company of Your Community Bank in New Albany, Indiana, a full-service banking subsidiary. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2004 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                                  December 31,      December 31,
                                                                      2005              2004
                                                                  ------------      ------------
                                                                          (In thousands)
ASSETS
Cash and due from banks                                            $   11,225        $   10,473
Interest bearing deposits in other financial institutions               1,358             1,859
Securities available for sale, at fair value                           98,835            90,152
Loans held for sale                                                     1,694             1,348
Loans, net                                                            512,448           450,676
Premises and equipment, net                                            10,933            11,548
Other assets                                                           28,515            24,010
                                                                   ----------------------------
     Total Assets                                                  $  665,008        $  590,066
                                                                   ============================

LIABILITIES
Deposits
     Non-interest bearing                                          $   47,573        $   43,837
     Interest bearing                                                 417,263           367,469
                                                                   ----------------------------
         Total deposits                                               464,836           411,306
Short-term borrowings                                                  47,735            43,629
Federal Home Loan Bank advances                                        98,000            82,000
Subordinated debentures                                                 7,000             7,000
Other liabilities                                                       4,662             3,350
                                                                   ----------------------------
     Total Liabilities                                                622,233           547,285
                                                                   ----------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                                   42,775            42,781
                                                                   ----------------------------
     Total Liabilities and Stockholders' Equity                    $  665,008        $  590,066
                                                                   ============================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                                 Three Months Ended                    Twelve Months Ended
                                                     December 31,                           December 31,
                                          --------------------------------        -------------------------------
                                              2005                  2004               2005              2004
                                          ----------            ----------        ----------           ----------
                                           (In thousands, except per share        (In thousands, except per share
                                                        data)                                    data)
Interest income                           $    9,522            $    7,545        $   35,058           $   27,786
Interest expense                               5,038                 3,431            17,344               12,796
                                          -----------------------------------------------------------------------
Net interest income                            4,484                 4,114            17,714               14,990
Provision for loan losses                        100                   125             1,750                1,105
Non-interest income                              981                   831             4,865                3,271
Non-interest expense                           4,265                 3,850            16,155               13,903
                                          -----------------------------------------------------------------------
Income before income taxes                     1,100                   970             4,674                3,253
Income tax expense                               258                   251               925                  665
                                          -----------------------------------------------------------------------
Net income                                $      842            $      719        $    3,749           $    2,588
                                          =======================================================================
Basic earnings per share                  $     0.32            $     0.27        $     1.43           $     0.98
Diluted earnings per share                $     0.32            $     0.27        $     1.41           $     0.97
                                          =======================================================================